CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Popular Income Plus Fund, Inc. of our report dated August 30, 2023, relating to the financial statements and financial highlights, which appears in Popular Income Plus Fund, Inc.’s Annual Report on Form N-CSR for the year ended June 30, 2023. We also consent to the references to us under the heading “Financial Highlights” and “Auditing Services” in such Registration Statement.

San Juan, Puerto Rico

October 28, 2024

PricewaterhouseCoopers LLP, 304 Ponce de Leon, Suite 800, San Juan, PR 00918 T: (787) 754 9090, www.pwc.com/us